Exhibit 10.67

BUYOUT AGREEMENT

This BUYOUT AGREEMENT (herein, “Agreement”), is made as of the 10th day of October, 2011 (“Effective Date”), by and between DISCOVERY COMMUNICATIONS, LLC, a Delaware limited liability company, having an address at One Discovery Place, Silver Spring, Maryland 20910 (“Discovery”), US AUTO PARTS NETWORK, INC., (“US Auto”), the sole owner of Whitney Automotive Group, Inc., a Delaware corporation and J.C. Whitney & Co., having corporate offices at 16941 Keegan Avenue, Carson, CA 90746, and WHITNEY AUTOMOTIVE GROUP, INC., a Delaware corporation (“Whitney”), having corporate offices at 16941 Keegan Avenue, Carson, CA 90746, with reference to the following facts:

RECITALS

A. 111 EAST WACKER LLC, a Delaware limited liability company, having an address at 111 East Wacker Drive, Suite 1220, Chicago, Illinois 60601, Attn: Property Manager (“Landlord”), as successor-in-interest to Lincoln-Carlyle Illinois Center, L.L.C., and MARKETING WERKS, INC., an Illinois corporation (“Tenant”) are respectively the current landlord and the current tenant under that certain agreement of lease dated as of February 24, 2005, (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of May 17, 2006 (the “First Amendment”, the Original Lease, as so amended, being hereinafter referred to as the “Master Lease”).

B. Pursuant to the Master Lease, Landlord currently leases to Tenant, and Tenant currently leases from Landlord, a portion of the thirtieth (30th) floor (the “Premises”) in the building known as and located at 111 East Wacker Drive, Chicago, Illinois (the “Building”)

C. Tenant subleased all the Premises to Whitney for a term expiring January 31, 2017 pursuant to a Sublease dated December 4, 2007 (“Sublease”). Landlord consented to the Sublease pursuant to an Agreement dated on or around December 4, 2007 between Landlord, Tenant and J.C. Whitney & Co. (“Consent”).

D. Pursuant to a License Agreement dated May 6, 2008 (“License”) Landlord licensed to J.C. Whitney & Co., Inc. certain space on the roof of the Building (and in the core areas of the Building between the roof of the Building and the Premises (collectively “Licensed Space”) for installation, maintenance and repair of supplemental air conditioning equipment and related piping, cabling, conduits and facilities (“Roof Facilities”).

E. Whitney has succeeded to the interests of J.C. Whitney & Co., Inc. under the Sublease, Consent and License. On or about August 2, 2010, Whitney became a wholly owned subsidiary of US Auto.

F. Landlord is willing to negotiate a direct lease with Discovery (the “New Lease”) and to terminate the Master Lease and the Sublease. The New Lease will be conditioned upon, among other matters, the execution and delivery of this Agreement. Discovery will have the right to terminate the New Lease if all of the conditions precedent to the New Lease are not satisfied on or before November 1, 2011.

G. As a partial inducement for Discovery to effectuate the New Lease (which will in turn result in the termination of the Master Lease and Sublease), US Auto and Whitney each agrees that: (i) the Premises will be, upon the termination of the Master Lease and its surrender to Landlord, in the condition required by this Agreement, (ii) US Auto shall make the Lump Sum Payment (defined herein) to Discovery as set forth herein, (iii) US Auto shall pay certain broker commissions as set forth herein due under or attributable to the New Lease, and (iv) US Auto and Whitney shall transfer certain personal property to Discovery, all on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the Premises and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Termination of Lease and Sublease, Surrender of Premises. US Auto shall cause Whitney to execute and perform under that certain Lease and Sublease Termination and Surrender Agreement in the form attached hereto as Exhibit A and US Auto, Whitney and Tenant shall vacate and surrender the Premises, the Licensed Space and the Roof Facilities to Landlord in the condition represented below, within one (1) business day of being notified by Discovery that it has waived the conditions precedent to the effectiveness of the New Lease (“Surrender Date”); it being acknowledged that Discovery desires the Surrender Date to occur as soon as possible, but in all events prior to November 1, 2011. US Auto and Whitney each agrees that all of its tenant improvements (including, but not limited to, all cabling, rooftop cooling equipment, IT equipment rack, patch panels and horizontal structured cabling from the patch panels to the work area outlets, lighting fixtures, partition and demising walls, doors, floor, window and wall coverings, cabinetry and millwork) shall be at surrender of the Premises in good working order and condition. In furtherance and not in limitation of the foregoing requirements, the Premises, the Licensed Space and the Roof Facilities shall each be, at the minimum, in substantially in the condition observed by Discovery’s representative on or about May 12, 2011. US Auto and Whitney each represents that: (i) Whitney has paid $53,779.00 as the base rent, operating expenses and all other amounts due under the Sublease for the month of October, 2011; (ii) Whitney has vacated the Premises before the date hereof, and (iii) the Premises, the Licensed Space and the Roof Facilities are: (1) free and clear of any other tenants, subtenants, occupants and rights of possession other than those of Tenant and Whitney, (2) broom clean and in occupiable condition and repair, reasonable wear and tear excepted, (3) free of debris, (4) free and clear of all personal property not transferred to Discovery pursuant to Section 4 below, and (5) free of damage to the Premises caused by US Auto’s and/or Whitney’s removal of any furniture, equipment, and other personal property from the Premises.

2. Discovery’s Inspection of Premises. As of the Surrender Date, US Auto shall re-confirm that the Premises, the Licensed Space and the Roof Facilities are in the condition represented in Section 1 above. Discovery shall have the opportunity to inspect the Premises, the Licensed Space and the Roof Facilities on or before the Surrender Date to confirm that they are in the required condition and that all of the personal property to be transferred to Discovery pursuant to Section 4 below is in the Premises or the Licensed Space, as applicable, and to provide notice to US Auto, Whitney and Landlord of its approval. If Discovery inspects the Premises, the Licensed Space and the Roof Facilities and approves the condition thereof, it may so notify US Auto, Whitney and Landlord (the date Discovery sends such notice, the “Premises Notice Date”).

3. Lump Sum Payment: October, 2011 Rent. US Auto and/or Whitney shall continue to perform under its Sublease and shall pay when due the rent and any other amounts due under the Sublease, including but not limited to the rentals due for the month of October, 2011. On the Surrender Date, US Auto shall pay Discovery, in immediately available federal funds (i.e. wire transfer), the amount of One Million Two Hundred Ten Thousand Nine Hundred Thirty-Eight and no/100 Dollars ($1,210,938.00) (the “Lump Sum Payment”). The failure by US Auto to make the Lump Sum Payment to Discovery as above required shall be a breach hereof, and Discovery shall be entitled to terminate this Agreement, among other remedies available at law or in equity, or may grant US Auto an extension of time in which to make the Lump Sum Payment (which extension of time, if any, must be granted by Discovery in writing and may be withheld, conditioned or delayed in Discovery’s sole and absolute discretion).

4. Personal Property. On the Surrender Date, US Auto and Whitney each shall deemed to have conveyed title to the personal property listed on Schedule 4 attached hereto under the terms and conditions of that Bill of Sale (the “Bill of Sale”) attached hereto as Exhibit B, which Bill of Sale shall be signed and dated as of the Surrender Date and delivered to Discovery. The failure by either US Auto or Whitney to execute and deliver to Discovery the Bill of Sale as above required shall be a breach hereof, and Discovery shall be, among other remedies available at law or in equity, entitled to terminate this Agreement. US Auto and Whitney each agrees to indemnify and hold Discovery harmless from and against any and all costs, claims, losses, liabilities, demands, suits, judgments and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) arising from Whitney’s and/or US Auto’s failure to timely perform their obligations under this Agreement.

5. Leasing Commission. Concurrent with its payment of the Lump Sum Payment, US Auto shall pay directly to Jones Lang LaSalle the commission due and payable to Jones Lang LaSalle in connection with the New Lease, in the amount of $203,367.38. US Auto shall defend, indemnify and hold harmless Discovery from and against any claims brought by Jones Lang LaSalle for broker’s or finder’s fees or commissions in connection with the negotiation, execution or consummation of the New Lease.

6. Acknowledgement and Release. Upon Discovery’s receipt of payment of the Lump Sum Payment, upon Jones Lang LaSalle’s receipt of the leasing commission, and US Auto’s and Whitney’s conveyance of title to the personal property on Schedule 4 to Discovery, Discovery shall execute an Acknowledgement and Release of US Auto and Whitney for each of their obligations under this Agreement in form and substance reasonably satisfactory to Discovery.

7. Notices. All statements, notices and other communications given pursuant to this Agreement must be in writing and must be delivered personally with receipt acknowledged, or sent by a nationally recognized reputable overnight courier (against a receipt of delivery), addressed to the parties at their addresses set forth above, or at such other address as any party may designate upon not less than 10 days prior notice given in accordance with this paragraph. Any such communication shall be deemed delivered when personally delivered, or on the date received or rejected as indicated by the receipt if sent by overnight courier.

8. Jury Waiver. US AUTO, WHITNEY AND DISCOVERY EACH IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT. No waiver by either party of any failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

9. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the matters stated herein, and may not be amended or modified unless such amendment or modification shall be in writing and shall have been signed by the party against whom enforcement is sought. This Agreement supersedes and revokes all previous negotiations, arrangements, representations and information, whether oral or in writing, between the parties and their respective representatives or any other person purporting to represent the parties with respect to the subject matter of this Agreement.

10. Governing Law. This Agreement shall be construed and governed by the laws of the State of Illinois. If any provision of this Agreement shall be invalid or unenforceable, the remainder of this Agreement or the application of such provision other than to the extent that it is invalid or unenforceable shall not be affected, and each provision of this Agreement shall remain in full force and effect notwithstanding the invalidity or unenforceability of such provision, but only to the extent that application and/or enforcement, as the case may be, would be equitable and consistent with the intent of the parties in entering into this Agreement.

11. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement shall not be binding upon the parties hereto until the same shall have been executed and delivered by each of the parties hereto. This Agreement may be signed in counterpart or duplicate copies or via fax. Any signed counterpart or duplicate copy or executed facsimile copy shall be equivalent to a signed original for all purposes. Although each party covenants to provide to the others signed original counterparts of this Agreement, any failure to deliver such originals shall not affect the enforceability of facsimile counterparty of this Amendment. “Including” means “including without limitation.” Each party represents and warrants to the other that as of the date hereof, (a) such party has the full power, capacity, authority and legal right to execute and deliver this Agreement, (b) the person executing this Agreement for such party has the full right and authority to do so and to bind such party; (c) such party has obtained any and all consents or approvals of any third party necessary for this Agreement; and (d) this Agreement violates no agreement, document, instrument, or judgment by which such party is bound.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

US AUTO:

US AUTO PARTS NETWORK, INC., a Delaware corporation

By:	/s/ SHANE EVANGELIST
Name:	SHANE EVANGELIST
Title:	C.E.O.

WHITNEY:

WHITNEY AUTOMOTIVE GROUP, INC., a Delaware corporation

By:	/s/ AARON E. COLEMAN
Name:	AARON E. COLEMAN
Title:	C.O.O.

DISCOVERY:

DISCOVERY COMMUNICATIONS, LLC, a Delaware limited liability company

By:	/s/ Brad Singer
Name:	Brad Singer
Title:	Chief Financial Officer

Schedule 4

Transferred Personal Property

ITEM:	QUANTITY:

All tenant improvements, including, but not limited to, all cabling, wall and window coverings, rooftop cooling equipment, IT equipment rack, patch panels and horizontal structured cabling from the patch panels to the work area outlets, partition walls, doors, floor, window and wall coverings, cabinetry and millwork.

Reception Desk	1

5 shelf book shelf	1

Large cubicle	56

Green padded chair	40

Green Mesh Chair	45

2 Drawer rolling cabinet/padded top	89

3 drawer filing cabinet	86

White Wheeled carts	2

4 drawer filing cabinet	11

Coat Rack	4

Kidney Bean table	13

3 drawer moving cabinet	8

Maroon & wood arm chairs	5

Orange Padded chairs	39

Office set up (desktop & overhead)	14

Green arm chair	18

Old office desk chair	12

White round table	1

Conference credenza	1

Conference table	1

Grey Padded Chairs	14

Easels	2

Loveseat	2

Oamce Arm chair	16

Black Mesh Chair	6

Small Cubicle	22

Blue Padded Chair	2

Black Arm Chair	7

Divider Screens	6

Wood 2 Drawer cabinet	1

Mini Cubicles	4

Green & Black Chairs	2

2 Drawer filing cabinet	2

Executive office set-up (glass table w/ matching credenzas)	2

Glass side table	1

Couch	1

Side Table	7

Red leather desk chair	1

Side board/Wardrobe	1

Wood Table	1

Small sideboard	1

Large sideboard	1

Blacke Easy chair	2

Shredder	1

Leather reception Chairs	3

End Table	1

Coffee table	1

Conference sidebar	1

Conference table (folding)	12

Black conference chairs	19

Grey Desk Chair	1

EXHIBIT A

Form of Lease and Sublease Termination and Surrender Agreement

LEASE, SUBLEASE AND LICENSE TERMINATION AND SURRENDER AGREEMENT

LEASE, SUBLEASE AND LICENSE TERMINATION AND SURRENDER AGREEMENT (this “Agreement”) made as of the 10th day of October, 2011 (“Effective Date”), by and between 111 EAST WACKER LLC, a Delaware limited liability company having an address at 111 East Wacker Drive, Suite 1220, Chicago, Illinois 60601, Attn: Property Manager (“Landlord”), and MARKETING WERKS, INC., an Illinois corporation having an address at 1 Prudential Plaza, 130 East Randolph Street, 20 Floor, Chicago, Illinois 60601, Attn: Julie Guida (“Tenant”), WHITNEY AUTOMOTIVE GROUP, INC., a Delaware corporation successor to J.C. Whitney & Co., (“Whitney”) having corporate offices at 16941 Keegan Avenue, Carson, CA 90746, Attn: General Counsel, and U.S. AUTO PARTS NETWORK, INC., a Delaware corporation, as the parent of, and having the same address as Whitney (“US Auto”).

RECITALS

Landlord, as successor-in-interest to Lincoln-Carlyle Illinois Center, L.L.C., and Tenant are respectively the current landlord and the current tenant under that certain agreement of lease dated as of February 24, 2005, (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of May 17, 2006 (the “First Amendment”, the Original Lease, as so amended, being hereinafter referred to as the “Master Lease”).

Pursuant to the Master Lease, Landlord currently leases to Tenant, and Tenant currently leases from Landlord, a portion of the thirtieth (“30”) floor (the “Premises”) in the building known as and located at 111 East Wacker Drive, Chicago, Illinois (the “Building”) for a term expiring on January 31, 2017 (the “Expiration Date”).

Tenant subleased all the Premises to Whitney for a term expiring January 31, 2017 pursuant to a Sublease dated December 4, 2007 (“Sublease”). Landlord consented to the Sublease pursuant to an Agreement dated on or around December 4, 2007 between Landlord, Tenant and Whitney (“Consent”).

Pursuant to a License Agreement dated May 6, 2008 (“License”) Landlord licensed to Whitney certain space on the roof of the Building (and in the core areas of the Building between the roof of the Building and the Premises (collectively “Licensed Space”) for installation, maintenance and repair of supplemental air conditioning equipment and related piping, cabling, conduits and facilities (“AC Facilities”).

Whitney has succeeded to the interests of J.C. Whitney & Co., Inc. under the Sublease, Consent and License. On or about August 2, 2010, Whitney became a wholly owned subsidiary of US Auto. US Auto and Whitney are herein collectively referred to as “Subtenant.”

Discovery Communications, LLC, a Delaware limited liability company (“Discovery”) and Landlord are negotiating a new lease for the Premises (“New Lease”) which New Lease will be conditioned upon satisfaction or waiver of the following conditions: (i) the execution and delivery of this Agreement by Landlord, Tenant and Subtenant (“Master Lease Termination Condition”), (ii) the full execution and delivery of an agreement (“Discovery Agreement”) between Discovery and Subtenant regarding the conveyance by Subtenant to Discovery of the AC Facilities and certain furniture, fixtures and equipment on the Premises and the payment by US Auto to Discovery and/or Discovery’s real estate broker of certain monies to fund the costs incurred by Discovery in connection with the New Lease (“Discovery Agreement Documentation Condition”), (iii) the full performance by Subtenant of its (and their) obligations under the Discovery Agreement (“US Auto Performance Condition”), and (iv) Subtenant vacating and delivering possession of the Premises and Licensed Space to Landlord in the condition required by Section 4 of this Agreement (the “Surrender Condition”). The execution and delivery of the New Lease by Landlord and Discovery and the satisfaction or waiver of the Master Lease

Termination Condition, the SNDA Condition and the Discovery Agreement Documentation Condition are herein referred to as the “Document Conditions”. The parties acknowledge that the conditions listed in (ii) and (iii) above are held by Discovery alone and may be waived by Discovery in its sole discretion. The US Auto Performance Condition and the Surrender Condition are herein referred to as the “Performance Conditions”. The Document Conditions and the Performance Conditions are herein referred to as the “Lease Conditions”.

The New Lease will provide Discovery with the following rights to terminate the New Lease:

1.	if the Document Conditions have not been satisfied or waived, a right exercisable on or before October 27, 2011, and prior to (but not after) satisfaction and/or waiver of the Document Conditions (“Document Termination Right”) to terminate the New Lease; and

2.	if the Document Conditions have been met but the Performance Conditions have not been satisfied on or before the earlier of (A) two (2) business days after Discovery notifies Landlord, Tenant and Whitney that the Document Conditions have been satisfied and/or waived (“Document Conditions Notice”) and (B) November 1, 2011, a right exercisable prior to (but not after) satisfaction of the Performance Conditions (“Performance Termination Right”) to terminate the New Lease.

The Document Condition Notice, the Document Termination Right and Performance Termination Right are to be exercised by electronic notice delivered to Landlord, Tenant and US Auto at the respective addresses set forth on Attached Exhibit A.

To effectuate the New Lease, Landlord, Tenant and Subtenant desire to provide for the termination of the Master Lease, Sublease and License prior to the Expiration Date on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Master Lease.

2. Subject to Section 3 below, on the date (“Termination Date”) that the Lease Conditions are satisfied, as evidenced by electronic notice from Landlord and Discovery to Tenant and US Auto at the addresses set forth on attached Exhibit A, Tenant grants and surrenders unto Landlord all of Tenant’s right, title, property, claim, term of years and interest in, to and under the Master Lease (and in, to and under the leasehold estate created thereby) and the Premises and the Master Lease shall terminate effective as of the Termination Date with the same force and effect as if the Termination Date were the date set forth in the Master Lease as the Expiration Date thereof. Subtenant consents to the termination of the Master Lease as provided in this Agreement. Each party additionally acknowledges and agrees that if the Master Lease terminates pursuant to this Section 2, the Sublease shall terminate effective as of the Termination Date with the same force and effect as if the Termination Date were the date set forth in the Sublease as the expiration date for the term of the Sublease. Landlord and Subtenant agree that if the Master Lease terminates pursuant to this Agreement, the License shall terminate on the Termination Date with the same force and effect as if the Termination Date were the date set forth in the License as the expiration date for the term of the License.

3. Landlord may terminate this Agreement by written or electronic notice to Tenant and US Auto respectively (such electronic notice to be given at the electronic addresses set forth on Exhibit A to this Agreement) if Discovery exercises either the Document Termination Right or the Performance Termination Right. In such event the Master Lease, the Sublease, the Consent and the License shall continue in full force and effect and this Agreement (other than Section 5) shall be null and void.

4. On or before the date (“Performance Date”) which is one (1) business day after receipt of Document Condition Notice and notice from Discovery of satisfaction or waiver of the US Auto Performance Conditions and provided Discovery has not notified Subtenant of the exercise of the Performance Termination Right, (i) Subtenant shall surrender and deliver the Premises and Licensed Space to Landlord, each in the Delivery Condition, as defined below, (ii) Subtenant shall have removed all of its or US Auto’s furniture, equipment, and other personal property from the Premises that is not being conveyed to Discovery pursuant to the Discovery Agreement (collectively, the “Personalty”) and repaired any material damage to the Premises caused by the removal of the Personalty and (iii) Subtenant shall perform its other obligations under the Discovery Agreement. The parties acknowledge and agree that the surrender and delivery of possession of the Premises to Landlord as required under this Section 4 shall be deemed the surrender and delivery of possession of the Premises to Tenant under the terms and conditions of the Sublease and the surrender and delivery of possession of the Premises by Tenant to Landlord under the terms and conditions of the Master Lease. Any Personalty in the Premises after the Termination Date shall: (a) be deemed abandoned and (b) automatically pass to Landlord. Nothing in this Agreement shall limit Tenant’s and Subtenant’s obligations under the Master Lease, Sublease and Consent to remove the Personalty from the Premises whether before or after the Termination Date. As used herein, “Delivery Condition” means (A) the Premises are (i) vacant and free and clear of any other tenants, subtenants, occupants and right of possession, (ii) broom clean and free of debris and (iii) in the condition existing on the Effective Date, normal wear and tear and nonmaterial damage caused by the removal of Personalty, as defined below, excepted and (B) the Licensed Space is in the condition existing on the Effective Date, normal wear and tear excepted with the AC Facilities intact. Subtenant shall not remove the AC Facilities from the Licensed Space.

5. Subtenant acknowledges that time is of the essence in the performance of all Performance Obligations. If the Document Conditions are satisfied but Subtenant fails to timely perform the Performance Conditions and Discovery exercises the Performance Termination Right, Whitney shall reimburse Landlord and Tenant for all reasonable attorneys fees and costs incurred in connection with the negotiation and documentation of this Agreement and Landlord for negotiation and documentation of the New Lease.

6.(a) If the Master Lease is terminated pursuant to this Agreement, Tenant releases and discharges Landlord from all actions, causes of actions, liabilities, obligations, claims and demands whatsoever that Tenant ever had, now has or hereafter can, shall or may have against Landlord arising out of or relating to the Master Lease, Consent and/or Tenant’s occupancy of the Premises, from the beginning of the world through and including the Termination Date. If the Master Lease is terminated pursuant to this Agreement, Subtenant releases and discharges Landlord from all actions, causes of actions, liabilities, obligations, claims and demands whatsoever that Subtenant ever had, now has or hereafter can, shall or may have against Landlord arising out of or relating to the Master Lease, Consent and License and/or Subtenant’s occupancy of the Premises and Licensed Space, from the beginning of the world through and including the Termination Date.

(b) If the Master Lease is terminated pursuant to this Agreement, Landlord releases and discharges Tenant and Subtenant from all actions, causes of actions, liabilities, obligations, claims and demands whatsoever that Landlord ever had, now has or hereafter can, shall or may have against Tenant and/or Subtenant arising out of or relating to the Master Lease, Consent and License and/or Tenant’s or Subtenant’s occupancy of the Premises or Licensed Space, from the beginning of the world through and including the Termination Date, except that nothing contained herein shall be deemed to constitute a release or discharge of Tenant or Subtenant from (i) Tenant’s or Subtenant’s obligations and liabilities under this Agreement, (ii) Tenant’s obligations and liability under the Master Lease and Consent, as modified by this Agreement, that are outstanding and unsatisfied as of the Termination Date, (iii) Subtenant’s obligations and liability under the License, Consent and Sublease, as modified by this Agreement, that are outstanding and unsatisfied as of the Termination Date, (iv) any and all indemnities set forth in the License, Master Lease, Consent or Sublease in favor of Landlord that, pursuant to the License, Master Lease, Consent, Sublease and/or this Agreement, expressly survive the expiration or termination of the License, Master Lease, Consent or Sublease, (v) any and all indemnities in favor of Landlord set forth in this Agreement, and (vi) any liability for third party claims including mechanics liens.

(c) If the Master Lease is terminated pursuant to this Agreement, Tenant and Subtenant release and discharge each other from all actions, causes of actions, liabilities, obligations, claims and demands whatsoever that the releasing party ever had, now has or hereafter can, shall or may have against the other arising out of or relating to the Sublease and/or Tenant’s or Subtenant’s occupancy of the Premises, from the beginning of the world through and including the Termination Date, except that nothing contained herein shall be deemed to constitute a release or discharge of (i) Tenant’s or Subtenant’s obligations and liabilities under this Agreement, (ii) Tenant’s obligations and liabilities under the Sublease, as modified by this Agreement, that are outstanding and unsatisfied as of the Termination Date, (iii) Subtenant’s obligations and liabilities under the Sublease, as modified by this Agreement, that are outstanding and unsatisfied as of the Termination Date, (iv) any and all indemnities set forth in the Sublease in favor of Tenant or Subtenant that, pursuant to the Sublease and/or this Agreement, expressly survive the expiration or termination of the Sublease, (v) any and all indemnities in favor of Tenant or Subtenant set forth in this Agreement, and (vi) any liability for third party claims including mechanics liens.

(d) If the Master Lease is terminated pursuant to this Agreement, then notwithstanding anything to the contrary contained in the Master Lease or Sublease, there shall be no further readjustment of the Tax Adjustment or Expense Adjustment for the calendar year ending December 31, 2010 or for the period from January 1, 2011 through the Termination Date. Tenant and Subtenant waive any refund or credit that might otherwise be due Tenant or Subtenant for such periods and Landlord and Tenant waive any funds Landlord or Tenant might have been due by reason of any such readjustment.

(e) If the Document Conditions are satisfied, Subtenant agrees to indemnify and hold Tenant and Landlord harmless from and against any and all third party costs, claims, losses, liabilities, demands, suits, judgments and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) arising from Subtenant’s and/or US Auto’s failure to timely perform the Performance Conditions.

7. Tenant acknowledges that Landlord has performed all of Landlord’s obligations under the Master Lease and Consent to be performed prior to the date hereof. Subtenant acknowledges that Tenant has performed all of Tenant’s obligations under the Sublease to be performed prior to the date hereof. Subtenant acknowledges that Landlord has performed all of Landlord’s obligations under the License. All of the terms, covenants and conditions of the License, Master Lease and Consent and Sublease as modified by this Agreement shall remain in full force and effect and are ratified and confirmed in all respects.

8. The parties represent and warrant as follows which representations and warranties shall survive the Termination Date and, if applicable the Holdover Date:

(a) Tenant and Subtenant each represent and warrant to Landlord and to each other that it neither consulted nor negotiated with any broker or finder with regard to this Agreement. Tenant and Subtenant each agree to indemnify, defend and save Landlord and the other party harmless from and against any and all liability, damages, settlement payments, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses incurred in defending any action or claim or in enforcing this indemnity) arising out of any claim or action for fees or commissions from any broker or like person who claims to have dealt with the indemnifying party in connection with this Agreement.

(b) Each party represents and warrants to the other that (i) such party has the full power, capacity, authority and legal right to execute and deliver this Agreement, (ii) the person executing this Agreement for such party has the full right and authority to do so and to bind such party; (iii) such party has obtained any and all consents or approvals of any third party (including the lenders to such party) necessary for this Agreement; (iv) this Agreement violates no agreement, document, instrument, or judgment by which such party is bound; and (v) except for the Sublease and Landlord’s mortgage of the Building (and related assignment(s) of leases), such party has made no assignment, sublease, transfer, conveyance, or other disposition of the License, Master Lease or Sublease, any interest in the License, Master Lease or Sublease, or any claim, demand, obligation, liability, action, or cause of action arising from the License, Master Lease or Sublease.

(c) Tenant and Subtenant each represent to Landlord that it has consulted with its attorneys regarding the terms, covenants, conditions and waivers set forth in this Agreement.

Tenant, Subtenant, and Landlord each agree to indemnify and hold the other harmless from and against any and all third party costs, claims, losses, liabilities, demands, suits, judgments, and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) arising out of any false representations and misrepresentations made by it with respect to its undertakings under this Agreement.

9. Except as provided otherwise in Sections 2 and 3 of this Agreement, all statements, notices and other communications given pursuant to this Agreement must be in writing and must be delivered personally with receipt acknowledged, or sent by a nationally recognized reputable overnight courier (against a receipt of delivery), or by registered mail, return receipt requested, addressed to the parties at their addresses set forth above, or at such other address as any party may designate upon not less than 10 days prior notice given in accordance with this paragraph. Any such communication shall be deemed delivered when personally delivered, or on the date received or rejected as indicated by the receipt if sent by overnight courier or by the return receipt if sent by mail.

10. LANDLORD, TENANT AND SUBTENANT EACH IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT. No waiver by either party of any failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

11. This Agreement constitutes the entire agreement of the parties hereto with respect to the matters stated herein, and may not be amended or modified unless such amendment or modification shall be in writing and shall have been signed by the party against whom enforcement is sought. This Agreement supersedes and revokes all previous negotiations, arrangements, representations and information, whether oral or in writing, between the parties and their respective representatives or any other person purporting to represent the parties with respect to the subject matter of this Agreement.

12. This Agreement shall be construed and governed by the laws of the State of Illinois. If any provision of this Agreement shall be invalid or unenforceable, the remainder of this Agreement or the application of such provision other than to the extent that it is invalid or unenforceable shall not be affected, and each provision of this Agreement shall remain in full force and effect notwithstanding the invalidity or unenforceability of such provision, but only to the extent that application and/or enforcement, as the case may be, would be equitable and consistent with the intent of the parties in entering into this Agreement.

13. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement shall not be binding upon the parties hereto until the same shall have been executed and delivered by each of the parties hereto. This Agreement may be signed in counterpart or duplicate copies or via fax. Any signed counterpart or duplicate copy or executed facsimile copy shall be equivalent to a signed original for all purposes. Although each party covenants to provide to the others signed original counterparts of this Agreement, any failure to deliver such originals shall not affect the enforceability of facsimile counterparty of this Amendment. “Including” means “including without limitation.” Landlord, Tenant and Whitney agree that this Agreement shall not be recorded.

14. Section 34 of the Master Lease (“Exculpatory Provisions”): (a) is incorporated in this Agreement by reference, but wherever it refers to the Master Lease it shall be deemed to refer also to this Agreement; and (b) shall apply to all claims of Tenant or Subtenant against Landlord or Tenant, respectively, and all obligations of Landlord or Tenant, under this Agreement.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

111 EAST WACKER, LLC, a Delaware limited liability company

By:	Parkway Chicago, LLC, a Delaware limited liability company, its sole member

By:
Name:
Title:

By:
Name:
Title:

MARKETING WERKS, INC., an Illinois corporation

By:
Name:	Julie Guida
Title:	Vice President

WHITNEY AUTOMOTIVE GROUP, INC., a Delaware corporation

By:
Name:
Title:

U.S. AUTO PARTS NETWORK, INC., a Delaware corporation

By:
Name:
Title:

Exhibit A

Electronic Notice Address

For Landlord:	jbuckley@pky.com
with a copy to:	damburg@ouldratner.com

For Tenant:	jquida@marketingwerks.com
with a copy to:	mfriman@mbflegal.com

For Subtenant:	bstevenson@usautoparts.com

Each party may change its electronic notice address on not less than ten (10) days prior written notice delivered to the other parties hereto and to Discovery at such notice to be given in the manner set forth in Section 9. Notice to Discovery shall be given in the manner set forth in Section 9 at the following address: Discovery Communications, LLC, One Discovery Place, Silver Spring, Maryland 20910, attention Larry Laque and Sumeet Seam, Esq. with electronic addresses as follows: Sumeet_Seam@discovery.com and Larry_Laque@discovery.com.

EXHIBIT B

Form of Bill of Sale

BILL OF SALE

US AUTO PARTS NETWORK, INC., a Delaware corporation and WHITNEY AUTOMOTIVE GROUP, INC., a Delaware corporation (collectively, “Seller”), in consideration of the sum of Ten and No/100 Dollars ($10.00), in hand paid, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, does hereby sell, assign, transfer, and set over to DISCOVERY COMMUNICATIONS, LLC, a Delaware limited liability company (“Purchaser”), the following personal property (“Personal Property”): all Seller’s property described on Schedule 1 attached hereto. Seller shall be responsible for payment of all any sales or other taxes which may be payable with respect to this transfer.

Seller hereby represents and warrants that it has good and marketable title to all such Personal Property, free of any liens or encumbrances, and has the right to transfer its right, title and interest in such Personal Property pursuant hereto, and Seller will defend Purchaser’s title to said Personal Property against all and every person and person whomsoever. Seller makes no representation whatsoever regarding the condition or merchantability of the Personal Property.

EXECUTED this 11th day of October     , 2011.

SELLER:

US AUTO PARTS NETWORK, INC., a Delaware corporation

By:	/s/ SHANE EVANGELIST
Name:	SHANE EVANGELIST
Title:	C.E.O.

WHITNEY AUTOMOTIVE GROUP, INC., a Delaware corporation

By:	/s/ AARON E. COLEMAN
Name:	AARON E. COLEMAN
Title:	C.O.O.

Schedule 1 to Bill of Sale

Personal Property

ITEM:	QUANTITY:

All tenant improvements, including, but not limited to, all cabling, wall and window coverings, rooftop cooling equipment, IT equipment rack, patch panels and horizontal structured cabling from the patch panels to the work area outlets, partition walls, doors, floor, window and wall coverings, cabinetry and millwork.

Reception Desk	1

5 shelf book shelf	1

Large cubicle	56

Green padded chair	40

Green Mesh Chair	45

2 Drawer rolling cabinet/padded top	89

3 drawer filing cabinet	86

White Wheeled carts	2

4 drawer filing cabinet	11

Coat Rack	4

Kidney Bean table	13

3 drawer moving cabinet	8

Maroon & wood arm chairs	5

Orange Padded chairs	39

Office set up (desktop & overhead)	14

Green arm chair	18

Old office desk chair	12

White round table	1

Conference credenza	1

Conference table	1

Grey Padded Chairs	14

Easels	2

Loveseat	2

Oamce Arm chair	16

Black Mesh Chair	6

Small Cubicle	22

Blue Padded Chair	2

Black Arm Chair	7

Divider Screens	6

Wood 2 Drawer cabinet	1

Mini Cubicles	4

Green & Black Chairs	2

2 Drawer filing cabinet	2

Executive office set-up (glass table w/ matching credenzas)	2

Glass side table	1

Couch	1

Side Table	7

Red leather desk chair	1

Side board/Wardrobe	1

Wood Table	1

Small sideboard	1

Large sideboard	1

Blacke Easy chair	2

Shredder	1

Leather reception Chairs	3

End Table	1

Coffee table	1

Conference sidebar	1

Conference table (folding)	12

Black conference chairs	19

Grey Desk Chair	1